EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related Prospectus of Cunningham Graphics International, Inc. for the registration of 2,415,000 shares of its common stock and to the inclusion therein of our report dated 11 February 1998 with respect to the consolidated financial statements of Roda Limited and the financial statements of Roda Print Concepts Limited (Predecessor).



                                                           /s/  ERNST & YOUNG
                                                           Chartered Accountants


London, England
19 February 1998